UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 1, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

On March 1, 2014, the Compensation Committee of the Registrant’s Board of Directors established a short-term compensation element for the Registrant’s executive officers that will be payable in early 2015, if certain management objectives (the “2014 Management Objectives”) are accomplished during 2014.  The 2014 Management Objectives and their relative weightings are as follows:

	Management Objectives	Weight
1.	Obtain requisite state and accrediting commission authorizations for corporate training, continuing education and/or test preparation programs.	20%

2.	Design and implement an operational optimization plan to increase ITT/ESI’s operational efficiencies for the corporation.	20%

3.	Obtain requisite federal, state and accrediting commission authorizations for additional health science, technology and/or engineering programs at the ITT Technical Institutes at both the associate degree and diploma levels.	20%

4.	Improve the 2014 ITT Technical Institute quarterly student evaluation average score.	10%

5.	Revise and begin teaching the six identified high volume, high-impact program courses at the majority of ITT Technical Institute campuses.	10%

6.	Acquire a training company to support strategic initiatives associated with The Center for Professional Development.	10%

7.	Obtain requisite federal, state and accrediting commission authorizations for a dual high school diploma and associate degree program at an ITT Technical Institute.	5%

8.	Obtain requisite federal, state and accrediting commission authorizations for additional nursing programs at the ITT Technical Institutes at both the associate and bachelor degree levels	5%

The determination of the extent to which the 2014 Management Objectives are accomplished by the Registrant’s executive officers will be made by the Compensation Committee in early 2015.  The Committee intends to assign one to five points to each 2014 Management Objective based on the extent to which the Committee determines the objective was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the total weighted points that are assigned to the 2014 Management Objectives by the Compensation Committee:

Total Weighted Points	Maximum Short-Term Compensation Percentage
4.76 - 5.00	200.0%
4.51 - 4.75	187.5%
4.26 - 4.50	175.0%
4.01 - 4.25	162.5%
3.76 - 4.00	150.0%
3.51 - 3.75	137.5%
3.26 - 3.50	125.0%
3.01 - 3.25	112.5%
2.76 - 3.00	100.0%
2.51 - 2.75	87.5%
2.26 - 2.50	75.0%
2.01 - 2.25	62.5%
1.76 - 2.00	50.0%
1.51 - 1.75	41.7%
1.26 - 1.50	33.3%
1.00 - 1.25	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2014, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2014 standard short-term compensation percentage of annualized base salary as of December 31, 2014 for each of the named executive officers (those executive officers of the Registrant who will be included as such in the Proxy Statement for the Registrant’s 2014 Annual Meeting of Shareholders):

Named Executive Officer	2014 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	65%
Eugene W. Feichtner	60%
June M. McCormack	60%
Glenn E. Tanner	60%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2014 Management Objective.  Any 2014 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

ITT Educational Services, Inc.

By:  /s/ Phillip B. Frank
       Name: Phillip B. Frank
       Title: Senior Vice President, General
Counsel and Secretary